As filed with the Securities and Exchange Commission on June
          8, 1994.
                                               Registration No. 33-
                                      Exhibit Index follows signature page.

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                          CONTINENTAL MEDICAL SYSTEMS, INC.
                (Exact name of registrant as specified in its charter)

                      Delaware                             51-0287965
          (State or other jurisdiction                 (I.R.S. Employer
          of incorporation or organization)             Identification No.)

                      600 Wilson Lane                     717-790-8300
                    Post Office Box 715             (Registrant's telephone
              Mechanicsburg, Pennsylvania 17055             number)
          (Address of principal executive offices)

                   David G. Nation, Esq.
          Senior Vice President and General Counsel
               Continental Medical Systems, Inc.            717-790-8300
                 600 Wilson Lane, P.O. Box 715           (Agent's telephone
               Mechanicsburg, Pennsylvania 17055               number)
                     (Agent for Service)

                     Please send copies of all communications to:
                                David G. Nation, Esq.
                          Continental Medical Systems, Inc.
                            P.O. Box 715, 600 Wilson Lane
                               Mechanicsburg, PA  17055

          Approximate date of commencement of proposed sale to the public:
          From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

               If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

               If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]



                           CALCULATION OF REGISTRATION FEE

                                       Proposed
                                        Maximum
                                       Offering     Proposed      Amount
                                         Price       Maximum       of
             Title of                     Per       Aggregate    Registra
           shares to be  Amount to be    Share      Offering      -tion
            registered    Registered      (1)       Price (1)      Fee

           Common Stock     647,500      $9.75    $6,313,125.00 $2,176.94

          (1)  Calculated pursuant to Rule 457(c).

                    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
          Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                         SUBJECT TO COMPLETION, DATED JUNE 8, 1994

                                       647,500
                                      Shares of
                                     Common Stock
                                          of
                          CONTINENTAL MEDICAL SYSTEMS, INC.

                    This Prospectus relates to 647,500 shares of Common Stock, par value $.01 per share (the "Shares"), of Continental Medical Systems, Inc. (the "Company") that are being offered for sale, from time to time, by or for the account of the stockholders named herein (the "Selling Stockholders"). See "Selling Stockholders." The Company has been advised that the Selling Stockholders expect to offer the Shares on the New York Stock Exchange ("NYSE") through certain broker-dealers. See "Plan of Distribution." The Company will not receive any of the proceeds of the offering.

                    The Selling Stockholders will bear all discounts and commissions paid to broker-dealers in connection with the sale of the Shares and the fees and expenses of any counsel and other advisers that the Selling Stockholders may employ to represent them in this offering. Other offering expenses, estimated at approximately $7,000, will be borne by the Company. See "Selling Stockholders."

                    The closing price of the Company's shares of Common Stock on June 7, 1994 on the NYSE was $9.75 per share.

                    The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act of 1933. See "Selling Stockholders."

          INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
          THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
          REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                     The date of this Prospectus is June 8, 1994.


                                AVAILABLE INFORMATION


               The Company is subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission ("SEC"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following SEC Regional Offices: 7 World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60621-2511. Copies can be obtained from the SEC by mail at prescribed rates. Requests should be directed to the Public Reference Section of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock of the Company is listed on the New York Stock Exchange, and such material should also be available for inspection at the library of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                    The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to under "Documents Incorporated by Reference" which have been incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such copies should be directed to the General Counsel of Continental Medical Systems, Inc., 600 Wilson Lane, Post Office Box 715, Mechanicsburg, Pennsylvania 17055. Telephone requests may be directed to (717) 790-8300.

                                     THE COMPANY

                    Continental Medical Systems, Inc. (together with its various direct and indirect subsidiaries, the "Company") is one of the largest providers of comprehensive medical rehabilitation programs and services in the country. The Company has a significant presence in each of the rehabilitation industry's three principal sectors - inpatient rehabilitation care, outpatient rehabilitation care and contract services. The Company has developed and provides comprehensive inpatient and outpatient rehabilitation programs and services for patients suffering from stroke and other neurological and cardiac disorders, orthopedic problems, head injuries, spinal cord injuries, work-related disabilities and multiple trauma. The Company's inpatient and outpatient rehabilitation programs and services are delivered to patients through a plan of treatment developed by an interdisciplinary team that includes physician specialists, therapists and other medical personnel as determined by the individual patient's needs.

                    The Company currently operates inpatient rehabilitation hospitals, provides outpatient rehabilitation services and manages inpatient rehabilitation units for general acute care hospitals. These services are currently provided in 21 states. In addition, the Company's Contract Services Group currently provides physical, occupational, respiratory and speech therapy services in 33 states and physician/locum tenens services in all 50 states.

                    The Company was incorporated in Delaware in 1985 and commenced operations in March 1986. The address of its principal executive office is 600 Wilson Lane, Post Office Box 715, Mechanicsburg, Pennsylvania 17055. Its telephone number is (717) 790-8300.


                                   USE OF PROCEEDS

                    The Company will not receive any of the proceeds from the sale of the Shares offered by this Prospectus.


                                 SELLING STOCKHOLDERS

                    The Selling Stockholders acquired the Shares being registered hereunder in March 1994 in connection with the Company's acquisition of all of the outstanding capital stock of Medical Management Associates, Inc. ("MMA") owned by H. Ted Levenson, M. Patricia Duggan and Gary Berry, M.D. (the "Selling Stockholders"), pursuant to an Agreement and Plan of Reorganization among MMA, the Company and the Selling Stockholders. The Company is registering the Shares offered hereby under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to its agreement to do so under the Agreement.

                    The following table sets forth, as of April 30, 1994, certain information with respect to the Selling Stockholders.

                                        Number of
                                        Shares Owned        Number of
          Name and address of           Prior to the        Shares being
          Selling Stockholder           Offering (1)        Offered (1)

          H. Ted Levenson               267,931
          Medical Management
          Associates, Inc.
          1400 W. Hillcrest Drive
          Newbury Park, CA  91320

          M. Patricia Duggan            267,931             267,931
          Medical Management
          Associates, Inc.
          1400 W. Hillcrest Drive
          Newbury Park, CA  91320

          Gary Berry, M.D.              111,638             111,638
          1635 Folkstone Terrace
          Westlake Village, CA  91361
                                        _________________________

          (1) Fifteen percent of the shares of Common Stock of the Company owned by each of the Selling Stockholders shown in this column were placed in escrow (the "Escrow Shares") at the closing under the Agreement. The Escrow Shares may not be sold or otherwise transferred by the Selling Stockholders unless and until the Escrow Shares are released from escrow to the Selling Stockholders in accordance with the terms of the Agreement and the escrow agreement executed in connection therewith.

                    Assuming that all Shares registered hereunder are sold in the offering, the Selling Stockholders will not, based on their respective holdings as of the date this Prospectus, own any shares of the Company's Common Stock following the completion of the offering.

                    Under the Agreement, all offering expenses are borne by the Company, except the fees and expenses of any counsel and other advisers that the Selling Stockholders may employ to represent them in connection with the offering and all brokerage discounts or commissions paid to broker-dealers in connection with the sale of the Shares.

                    The Company and the Selling Stockholders have agreed to indemnify each other against certain liabilities in connection with the offering of the Shares, including liabilities arising under the Securities Act.

                                 PLAN OF DISTRIBUTION

                    The Shares are being offered by the Selling
          Stockholders acting as principals for their own accounts. Pursuant to the Agreement, the Selling Stockholders will offer the Shares from time to time on the NYSE through broker-dealer firms. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders for whom they may act as agent in such transactions. The Selling Stockholders will bear all discounts, concessions and commissions incurred by them in the sale of the Shares. The Selling Stockholders and any broker-dealers that participate in the distribution of Shares offered hereby may be deemed to be underwriters under the Securities Act, and any profit on the sale of such securities by them, and any discounts, concessions or commissions received by any such broker-dealers, might be deemed to be underwriting discounts and commissions under the Securities Act.

                                       EXPERTS

                    The Company's consolidated financial statements as of June 30, 1992 and 1993 and for each of the three years in the period ended June 30, 1993 incorporated by reference into this Prospectus have been so incorporated in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    LEGAL MATTERS

                    The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Company by Drinker Biddle & Reath, Philadelphia, Pennsylvania. William M. Goldstein, a director of the Company, is a partner of Drinker Biddle & Reath. Mr. Goldstein holds of record 47,500 shares of the Company's Common Stock and options granted under the Company's 1989 Non-Employee Directors' Stock Option Plan to purchase an additional 11,250 shares.

                         DOCUMENTS INCORPORATED BY REFERENCE

                    There are hereby incorporated by reference into this Prospectus the following documents heretofore filed by the Company with the SEC pursuant to the Exchange Act:

                    1. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993;

                    2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1993, December 31, 1993 and March 31, 1994;

                    3. A Current Report on Form 8-K filed on May 26, 1994 (containing the text of a press release describing the Company's restructuring plan);

                    4. A Current Report on Form 8-K, as amended by a Current Report on Form 8-K/A, filed on January 25, 1994 and January 28, 1994, respectively (describing a change in the Company's independent accountants);

                    5. A Current Report on Form 8-K filed on March 18, 1991 (containing a description of the Company's Shareholders' Rights Plan), as amended by Form 8 filed on April 17, 1991 (further describing the Company's Shareholders' Rights Plan); and

                    6. The Form 8-A of the Company filed on June 17, 1991 (registering the Company's Common Stock and the rights issuable pursuant to the Company's Shareholders' Rights Plan and containing a description of the Company's Common Stock ).

                    All documents hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Shares offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS


          Item A.   Other Expenses of Issuance and Distribution.

                    SEC Registration Fee      $2,265.00

                    Legal Services*            1,000.00

                    Accounting Services*       3,600.00

                    Miscellaneous*               135.00
                                              _________
                    TOTAL*                    $7,000.00
                    __________
                    *Estimated

                    All expenses of issuance and distribution listed above will be borne by the Company. The costs of fees and expenses of legal counsel and other advisors, if any, that the Selling Stockholders employ in connection with the offering will be borne by the Selling Stockholders.

          Item B.   Indemnification of Directors and Officers.

                    Article NINTH of the Company's Restated Certificate of Incorporation provides as follows:

                    A director of the Corporation shall have no personal
               liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except to the extent that Section 102(b)(7) (or any successor provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited.

                    Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors in certain circumstances.

                    Article 4 of the Company's by-laws provides as follows:

                    Any person who was or is a party or is threatened to be
               made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Delaware law.

          Item C.   Exhibits.

                       4.1    Rights agreement, dated     Incorporated by
                              as of March 11, 1991,       reference to
                              between Continental         Exhibit 4.1 of
                              Medical Systems, Inc. and   the Company's
                              Security Trust Company,     Current Report on
                              N.A.                        Form 8-K (File
                                                          No. 0-15088),
                                                          filed on
                                                          March 18, 1991,
                                                          as amended by
                                                          Form 8 filed on
                                                          April 17, 1991


                       4.2    Restated Certificate of     Incorporated by
                              Incorporation, as           reference from
                              amended.                    the Company's
                                                          Registration
                                                          Statement on Form
                                                          S-4 (File No. 33-
                                                          60004/22-23996),
                                                          filed with the
                                                          Commission on
                                                          March 24, 1993.

                       4.3    Certificate of Amendment    Incorporated by
                              of Restated Certificate     reference from
                              of Incorporation.           the Company's
                                                          Report on Form
                                                          10-K (File No.
                                                          0-15088), filed
                                                          with the
                                                          Commission on
                                                          September 25,
                                                          1992.

                       4.4    By-Laws, as amended.        Incorporated by
                                                          reference from
                                                          the Company's
                                                          Report on Form
                                                          10-K (File No.
                                                          0-15088), filed
                                                          with the
                                                          Commission on
                                                          September 25,
                                                          1992.

                       5      Opinion of Counsel to the
                              Registrant

                       23.1   Consent of Price
                              Waterhouse, independent
                              accountants

                       23.2   Consent of Counsel to the   Included in
                              Registrant                  Opinion of
                                                          Counsel listed as
                                                          Exhibit 5 hereof

                       24     Powers of Attorney of
                              Directors

          Item D.   Undertakings.

                    (a)  The undersigned Registrant hereby undertakes:

                         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and
          (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
          Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                      SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mechanicsburg, Commonwealth of Pennsylvania, on this 8th day of June, 1994.
                                        CONTINENTAL MEDICAL SYSTEMS, INC.


                                        By:/s/ Robert A. Ortenzio
                                           Robert A. Ortenzio, President

                    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 8, 1994 by the following persons in the capacities indicated.

                                        /s/ Rocco A. Ortenzio
                                        Rocco A. Ortenzio, Chairman
                                        and Chief Executive Officer
                                        (Principal Executive Officer)

                                        /s/ Robert A. Ortenzio
                                        Robert A. Ortenzio, Director,
                                        Chief Operating Officer and
                                        President

                                        /s/ Dennis L. Lehman
                                        Dennis L. Lehman, Senior Vice
                                        President and Chief Financial
                                        Officer (Principal Financial and
                                        Accounting Officer)

                                        * Russell L. Carson
                                        Russell L. Carson, Director

                                        * Bryan C. Cressey
                                        Bryan C. Cressey, Director

                                        * Frank DeFazio
                                        Frank DeFazio, Director

                                        * William M. Goldstein
                                        William M. Goldstein, Director

                                        * LeRoy S. Zimmerman
                                        LeRoy S. Zimmerman, Director

                                        */s/ Robert A. Ortenzio

                                        Robert A. Ortenzio
                                        Attorney-in-Fact


                                    EXHIBIT INDEX


          Exhibit        Title                           Page No.
          No.

          4.1            Rights Agreement, dated as      Incorporated by
                         of March 11, 1991, between      reference to
                         Continental Medical             Exhibit 4.1 of the
                         Systems, Inc. and Security      Company's Current
                         Trust Company, N.A.             Report on Form 8-K
                                                         field on March 18,
                                                         1991, as amended
                                                         by Form 8 filed on
                                                         April 17, 1991

          4.2            Restated Certificate of         Incorporated by
                         Incorporation, as amended.      reference from the
                                                         Company's
                                                         Registration
                                                         Statement on Form
                                                         S-4 (File No. 33-
                                                         60004/22-23996),
                                                         filed with the
                                                         Commission on
                                                         March 24, 1993.

          4.3            Certificate of Amendment        Incorporated by
                         of Restated Certificate of      reference from the
                         Incorporation.                  Company's Report
                                                         on Form 10-K (File
                                                         No. 0-15088),
                                                         filed with the
                                                         Commission on
                                                         September 25,
                                                         1992.

          4.4            By-Laws, as amended.            Incorporated by
                                                         reference from the
                                                         Company's Report
                                                         on Form 10-K (File
                                                         No. 0-15088),
                                                         filed with the
                                                         Commission on
                                                         September 25,
                                                         1992.


          5              Opinion of Counsel to the
                         Registrant

          23.1           Consent of Price
                         Waterhouse, independent
                         accountants

          23.2           Consent of Counsel to the       Included in
                         Registrant                      Opinion of Counsel
                                                         listed as Exhibit
                                                         5 hereof.

          24             Powers of Attorney of
                         Directors


                                      EXHIBIT 5

                                     June 3, 1994

          Continental Medical Systems, Inc.
          600 Wilson Lane
          P.O. Box 715
          Mechanicsburg, PA  17055

          Ladies and Gentlemen:

               We have acted as counsel to Continental Medical Systems, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") registering 647,500 shares of Common Stock of the Company (the "Shares"). In that capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain documents relating to the transaction pursuant to which the Shares were issued, the Company's Restated Certificate of Incorporation, as amended, resolutions of its Board of Directors, and such other documents and corporate records as we deemed relevant for the purposes of giving this opinion.

               Based upon the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable by the Company.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus included in the Registration Statement. This consent pertains solely to the filing of this opinion and does not constitute a consent under Section 7 of the Securities Act of 1933, as amended, as we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7.

                                   Very truly yours,


                                /s/ DRINKER BIDDLE & REATH


                                     EXHIBIT 23.1

                          Consent of Independent Accountants

          We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated August 10, 1993, which appears on page 37 of the 1993 Annual Report to Shareholders of Continental Medical Systems, Inc., which is incorporated by reference in Continental Medical Systems, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 34 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.


          PRICE WATERHOUSE
          Philadelphia, PA
          June 6, 1994


                                      EXHIBIT 24

                                  POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint Rocco A. Ortenzio and Robert A. Ortenzio, or either of them, his attorney to do any and all acts which said attorney may deem necessary or advisable to enable Continental Medical Systems, Inc. (the "Company") to comply with the Securities Act of 1933, as amended (the "Act"), and the rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under the Act of 647,500 shares of the Company's Common Stock to be offered, from time to time, by or for the account of the former stockholders of Medical Management Associates, Inc., with, but not limited to, the power and authority to sign in the name and on the behalf of the undersigned, in any and all capacities in which the signature of the undersigned would be appropriate, a registration statement on Form S-3 and any and all amendments, including post-effective amendments thereto, for filing with the Securities and Exchange Commission under the Act with respect to such shares, and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as the undersigned could do if personally present.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 8th day of June, 1994.

                                        /s/ Russell L. Carson


                                      EXHIBIT 24

                                  POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint Rocco A. Ortenzio and Robert A. Ortenzio, or either of them, his attorney to do any and all acts which said attorney may deem necessary or advisable to enable Continental Medical Systems, Inc. (the "Company") to comply with the Securities Act of 1933, as amended (the "Act"), and the rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under the Act of 647,500 shares of the Company's Common Stock to be offered, from time to time, by or for the account of the former stockholders of Medical Management Associates, Inc., with, but not limited to, the power and authority to sign in the name and on the behalf of the undersigned, in any and all capacities in which the signature of the undersigned would be appropriate, a registration statement on Form S-3 and any and all amendments, including post-effective amendments thereto, for filing with the Securities and Exchange Commission under the Act with respect to such shares, and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as the undersigned could do if personally present.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 8th day of June, 1994.

                                        /s/ Bryan C. Cressey


                                      EXHIBIT 24

                                  POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint Rocco A. Ortenzio and Robert A. Ortenzio, or either of them, his attorney to do any and all acts which said attorney may deem necessary or advisable to enable Continental Medical Systems, Inc. (the "Company") to comply with the Securities Act of 1933, as amended (the "Act"), and the rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under the Act of 647,500 shares of the Company's Common Stock to be offered, from time to time, by or for the account of the former stockholders of Medical Management Associates, Inc., with, but not limited to, the power and authority to sign in the name and on the behalf of the undersigned, in any and all capacities in which the signature of the undersigned would be appropriate, a registration statement on Form S-3 and any and all amendments, including post-effective amendments thereto, for filing with the Securities and Exchange Commission under the Act with respect to such shares, and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as the undersigned could do if personally present.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 23rd day of May, 1994.

                                        /s/ Frank DeFazio


                                      EXHIBIT 24

                                  POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint Rocco A. Ortenzio and Robert A. Ortenzio, or either of them, his attorney to do any and all acts which said attorney may deem necessary or advisable to enable Continental Medical Systems, Inc. (the "Company") to comply with the Securities Act of 1933, as amended (the "Act"), and the rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under the Act of 647,500 shares of the Company's Common Stock to be offered, from time to time, by or for the account of the former stockholders of Medical Management Associates, Inc., with, but not limited to, the power and authority to sign in the name and on the behalf of the undersigned, in any and all capacities in which the signature of the undersigned would be appropriate, a registration statement on Form S-3 and any and all amendments, including post-effective amendments thereto, for filing with the Securities and Exchange Commission under the Act with respect to such shares, and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as the undersigned could do if personally present.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 8th day of June, 1994.


                                        /s/ William M. Goldstein


                                      EXHIBIT 24

                                  POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint Rocco A. Ortenzio and Robert A. Ortenzio, or either of them, his attorney to do any and all acts which said attorney may deem necessary or advisable to enable Continental Medical Systems, Inc. (the "Company") to comply with the Securities Act of 1933, as amended (the "Act"), and the rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under the Act of 647,500 shares of the Company's Common Stock to be offered, from time to time, by or for the account of the former stockholders of Medical Management Associates, Inc., with, but not limited to, the power and authority to sign in the name and on the behalf of the undersigned, in any and all capacities in which the signature of the undersigned would be appropriate, a registration statement on Form S-3 and any and all amendments, including post-effective amendments thereto, for filing with the Securities and Exchange Commission under the Act with respect to such shares, and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as the undersigned could do if personally present.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 20th day of May, 1994.


                                        /s/ LeRoy S. Zimmerman